Exhibit 10.14

                          INSTRUMENT OF AMENDMENT



         INSTRUMENT OF AMENDMENT dated March 30, 2000 (the "Amendment"), between NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (the "Association") and FRANK G. ZARB ("Zarb") to the employment agreement effective on February 24, 1997, as amended effective March 18, 1998, and subsequently amended in May, 1999, between the Association and Zarb (the "Employment Agreement").


                            W I T N E S S E T H:
                            - - - - - - - - - -


         WHEREAS, the Association and Zarb have entered into the Employment Agreement;

         WHEREAS, Paragraph 26 of the Employment Agreement provides that the Employment Agreement may be amended by the mutual consent of the parties which consent must be evidenced by a document executed with the same formality as the Employment Agreement;

         WHEREAS, the Association and Zarb intended Paragraph 14 of the Employment Agreement to permit Zarb to participate in the Association's post-retirement medical, dental, and vision benefits upon Zarb's retirement or termination of employment for any reason regardless of Zarb's years of service with the Association upon such retirement or termination;

         WHEREAS, Paragraph 10 of the Employment Agreement provides that the Association shall reimburse Zarb for certain expenses incurred in connection with a transfer of Zarb's principal residence from the Washington D.C., metropolitan area to the New York City metropolitan area; and

         WHEREAS, the Association and Zarb wish to modify the Employment Agreement in order to more clearly express the intention to provide Zarb with post-retirement medical, dental and vision benefits and to provide that the Association shall reimburse Zarb for airfare expenses incurred by Zarb and Zarb's spouse in connection with locating and establishing a principal residence in the New York City metropolitan area.

         NOW, THEREFORE, it is agreed that the Employment Agreement is hereby amended in the following manner:

         1. Paragraph 14 of the Employment Agreement is hereby amended by designating the existing substantive provision therein as subparagraph (a), and by adding new subparagraph (b) to read as follows:

                                 "(b) Upon Zarb's retirement or termination
                         of employment with the Association for any reason and regardless of Zarb's years of service with the Association upon such retirement or termination, provided Zarb pays the full cost of coverage for himself and any eligible dependents and provided that Zarb was participating in one of the Association's medical plans at such time, Zarb shall be entitled to receive the following: (i) medical coverage under the CIGNA Super 65 Plan (or a successor plan); (ii) if Zarb participates in a dental plan at retirement or termination, continuation of coverage under such dental plan for a period of 18 months; and (iii) if Zarb participates in a vision plan at retirement or termination, continuation of coverage under such vision plan for a period of 18 months."

         2. The first sentence of Paragraph 10(b) of the Employment Agreement is hereby amended to read in its entirety as follows:

                                    "(b) If Zarb transfers his principal
                         residence from the Washington, D.C., metropolitan area to the New York City metropolitan area in connection with his employment under this Employment Agreement, the Association shall reimburse Zarb for: (i) moving expenses (within the meaning of Section 217(b) of the Internal Revenue Code) incurred in connection with such establishment of his principal residence in the New York City metropolitan area; (ii) airfare expenses incurred by Zarb and Zarb's spouse in connection with locating and establishing his principal residence in the New York City metropolitan area; (iii) to ensure his personal safety, the cost of installing a home security system in such residence (if recommended by an independent security study and provided that such reimbursement shall not exceed $10,000); and (iv) the cost of an appropriate efficiency apartment in the Washington D.C., metropolitan area during the remaining Term."

         3. All of the terms and conditions of the Employment Agreement as amended by this Instrument of Amendment shall remain in full force and effect throughout the Term thereof.

         IN WITNESS WHEREOF, the corporate party hereto has caused this Instrument of Amendment to be duly executed and delivered on the date indicated below, and the individual party hereto has executed and delivered this Instrument of Amendment on the date indicated below, effective for all purposes on March 30, 2000.


                                            NATIONAL ASSOCIATION OF SECURITIES
                                            DEALERS, INC.




                                            By
                                               --------------------------
                                               Chairman of the Management
                                               Compensation Committee
----------------------
Date



                                           (Corporate Seal)





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Date                                        Frank G. Zarb